UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

 December 24, 2018

LNPR GROUP, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-54171	26-1381565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 23, Nu Tower 2, JalanTun Sambanthan,

Kuala Lumpur Sentral, Kuala Lumpur

(Address of principal executive offices, including zip code)

+60 3 2727-1686

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2019 Veng Kun Lun informed LNPR GROUP, INC., (the “Company”) that they are resigning from their positions as directors and/or officers of the Company.  Veng Kun Lun decision to leave did not involve any disagreement with the Company on any matter relating to its operations, policies or practices.  Copies of the resignation letters of Mr. Veng Kun Lun are attached As Exhibit 17.01.

On January 14, 2019 the Company, by written direction of the sole Director, appointed as a Director of the Company Joe Grimes which was accepted by Mr. Grimes. Mr. Grimes was also elected as Chief Executive Officer. The change of the officers and directors became effective as of December 24, 2018.

Item 9.01 – Financial Statements and Exhibits.

Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

17.01 Letter of Resignation, Mr. Veng Kun Lun

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Veng Kun Lun
Veng Kun Lun, CEO

Date:  January 25, 2019